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                                                                   Exhibit 10.18

                          FULL RECOURSE PROMISSORY NOTE



         FOR VALUE RECEIVED, John A. McCarthy, Jr. (the "Maker") promises to pay to the order of EXACT Sciences Corporation, a Delaware corporation (the "Holder"), at its principal office at 63 Great Road, Maynard, Massachusetts 01754, or such other place as may be designated from time to time in writing by the Holder, or its assigns, the principal sum of $300,000, together with accrued interest on the principal of this Note outstanding at the rate of 9.5% per year. All principal and accrued interest shall be paid on, or prior to, ten years from the date hereof.

         Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

         Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate which is two (2) percentage points above the rate per year specified in the first paragraph of this Note. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded monthly until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment).

         In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law.

         All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

         This Note may be prepaid at any time, without premium or penalty, in whole or in part. Unless otherwise agreed by the Holder, any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

         This Note is secured by and entitled to the benefits of a Pledge Agreement between Maker and Holder of even date herewith (the "PLEDGE AGREEMENT"). Upon the occurrence of any Event of Default, as defined below, Holder may declare any or all obligations or liabilities of Maker to Holder (including the unpaid principal hereunder and any interest due thereon), immediately due and payable without presentment, demand, protest or notice.

         Maker agrees that this Note shall, at the option of the Holder, become due and payable without notice or demand, upon the happening of any one of the following specified events by or with respect to the Maker or any guarantor of this Note (each an "EVENT OF DEFAULT"): (i) the failure to pay when due the principal balance and accrued interest hereunder; (ii) a default in the performance of any other obligation to the Maker, which default is not cured within thirty (30)

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days after written notice of such default from the Maker; (iii) if Maker (1)
commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter emended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; (iv) upon the commencement against Maker of any involuntary proceeding of the kind described in paragraph
(iii); or (v) the past or future making of a false representation or warranty by Maker in connection with any loan or loans by the Holder, principal and accrued interest under this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind.

         The Maker shall remain personally liable to the Holder with respect to all of the obligations under this Note and the Holder shall have full recourse against Maker. If this Note is not paid in accordance with its terms, Maker shall pay to Holder, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Note.

         No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         None of the terms or provisions of this Note may be excluded, waived, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         This Note shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and performed entirely in such State, without regard to conflict of laws principles thereof, and shall be binding upon the


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successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder. This Note shall be effective as of November 30, 2000.


                                                      MAKER:


                                                      /s/ John A. McCarthy, Jr.
                                                      -------------------------
                                                      John A. McCarthy, Jr.